Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
CERTIFICATION

I, Rainer M. Erdtmann, certify that:

1.           I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Pharmacyclics, Inc.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Rainer M. Erdtmann
Rainer M. Erdtmann Vice President, Finance and Administration and Secretary (Principal Financial and Accounting Officer)

October 26, 2010